                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                      )        Chapter 11
                                            )
THE MIIX GROUP, INC., et al.,               )        Case No. 04-13588 (MFW)
                                            )
    Liquidating Debtors.                    )        Jointly Administered


       NOTICE OF (I) ENTRY OF CONFIRMATION ORDER, AND (II) EFFECTIVE DATE
           OF SECOND AMENDED PLAN OF ORDERLY LIQUIDATION OF THE MIIX
          GROUP, INC. AND NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

     The MIIX Group, Inc. ("Group") and New Jersey State Medical Underwriters, Inc. ("Underwriters"), liquidated debtors (collectively, the "Liquidating Debtors"), by and through their attorneys, Drinker Biddle & Reath LLP, hereby submit this Notice of (I) Entry of Confirmation Order, and (II) Effective Date of Second Amended Plan of Orderly Liquidation of The MIIX Group, Inc. and New Jersey State Medical Underwriters, Inc.

     1. On December 20, 2004 (the "Petition Date"), Group and Underwriters each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") commencing the above-captioned bankruptcy cases (the "Bankruptcy Cases").

     2. On February 8, 2006, the Second Amended Plan of Orderly Liquidation of The MIIX Group, Inc. and New Jersey State Medical Underwriters, Inc. (the "Plan") was filed with the Bankruptcy Court.

     3. On February 13, 2006, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order Under Section 1129 of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming the Second Amended Plan of Orderly Liquidation of The MIIX Group, Inc. and New Jersey State Medical Underwriters, Inc.
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     4. The Liquidating Debtors hereby notify all creditors and parties-in-interest that February 24, 2006 was the Effective Date for the Plan.

Dated:   February 24, 2006                 DRINKER BIDDLE & REATH LLP


                                           /s/  Andrew C. Kassner
                                           -------------------------------------
                                           Andrew C. Kassner (DE 4507)
                                           Andrew J. Flame (DE 4398)
                                           1100 North Market Street, Suite 1000
                                           Wilmington, DE  19801
                                           Telephone: (302) 467-4200
                                           Facsimile:  (302) 467-4201

                                           Attorneys for the Liquidating Debtors


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